THIS LEASE dated 19th February 2004 is made between (1) the Landlord (2) the Tenant and (3) Scottish Courage Limited

1. **INTERPRETATION AND GENERAL PROVISIONS**

1.1 The following definitions apply in this Lease:

Landlord	:	MAGIC MEADOWS LIMITED whose registered office is at P O Box 175 Frances House Sir William Place St Peter Port Guernsey GY1 4HQ (Company Registration No. 41379)
Tenant	:	OBAR CAMDEN LIMITED whose registered office is at Unit 1, 7 Oldtown, Clapham, London SW4 OJT (Company Registration No. 04792189)
Premises	:	the land and buildings known as Camden Palace Nightclub 1 Camden High Street London NW1 and more fully described in Part 1 of Schedule 1
Term Commencement Date	:	the ~~20th~~ 19th day of ~~November 2003~~ February 2004
Term	:	the term of 25 years commencing on the Term Commencement Date and ending on the 27th of November 2028
Rent Commencement Date	:	the ~~Completion Date~~ 1st July 2005
Outgoings Commencement Date	:	The Completion Date

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Principal Rent : Four Hundred and Seventy Thousand pounds (£470,000.00) per annum but subject to the provisions in this Lease for rent review

Review Dates : the 19th day of February 2009 ~~27th day of November 2008~~ and every successive fifth anniversary of that date and the day before the last day of the Term

Permitted Use : As a night club with a licensed bar and (subjcct to obtaining the Landlord's prior written consent (not to be unreasonably withheld or delayed) any other use either within Class D2(a) (b) (c) or (d) of Part D and/or within Class A3 of part A of the Schedule to the Town and Country Planning (Use Classes) Order 1987 as enacted at the date of this Lease

Permitted Part : Such part(s) of the Premises capable of separate occupation limited to two parts.

1.2 In this Lease the following further definitions apply:

"**Accountant**" means any person or firm appointed by or acting for the Landlord from time to time (including an employee of the Landlord or a Group Company and including the Surveyor or the Managing Agent) to perform the function of an accountant for any purpose of this Lease;

"**act or default**" means act default negligence or omission;

"**Adjoining Property**" means any land or property neighbouring or adjoining the Premises and any reference to the Landlord having an interest in any Adjoining Property shall include any interest of a Group Company of the Landlord;

"**Apparatus**" means plant machinery and equipment;

"**Base Rate**" means as defined in the definition of "**Interest**"

"**damage**" and "**damaged**" include "**destruction**" and "**destroyed**" respectively;

"**decorate**" means and includes decorate paint paper varnish treat and polish and the like, and "**decoration**" shall be construed accordingly;

"**Development**" has the meaning given by Section 55 of the Town and Country Planning Act 1990;

"**Enactment**" means any Statute, Statutory Instrument, Order or Byelaw issued by any competent authority for the time being and from time to time in force and any rule, regulation, scheme, plan or direction issued under or deriving authority from any of them;

"**Fair Proportion**" means a fair proportion as assessed by the Surveyor acting in good faith as an expert and not as an arbitrator and whose decision shall be final and binding on the Tenant;

"**Financial Criteria**" means production of audited accounts for three consecutive 12 month accounting periods ending not more than 12 months before the date of the proposed assignment showing profit (before tax (excluding unusual income or gains)) equal to 3.25 times the Principal Rent (as reviewed from time to time hereunder) .

"**Granted Rights**" means the rights set out in Schedule 2;

"**Group Company**" means a company that is from time to time a member of the same Group within the meaning of section 42 (as unamended) of the 1954 Act;

"**Guarantor**" includes the estate and personal representatives of any Guarantor;

"**Incumbrances**" means the matters specified in Part 2 of Schedule 1;

"Insurance Contribution" means the total of the gross amount from time to time of:

1.2.1 the sums payable by the Landlord for insuring the Premises against the Insured Risks ;

1.2.2 the sums payable by the Landlord for insuring against loss of the Principal Rent payable under this Lease from time to time (and allowing for any review of the Principal Rent which may become due under this Lease) for such period as the Landlord deems appropriate being not less than three years; and

1.2.3 any increase in the sum payable for any such insurance relating to any Adjoining Property in which the Landlord has an interest and/or to the loss of the rents from any part of them becoming payable as a result of any act or omission of the Tenant or anyone under the Tenant's control;

"Insured Risks" means the risks against which the Landlord shall at the time of the damage or destruction in question have effected insurance pursuant to the terms of clause 4.2 of this Lease;

"Interest" means interest during the period from the date on which the payment is due or from such other date as may be specified in this Lease to the date of payment (both before and after any judgment) at three per cent above the base rate from time to time of National Westminster Bank Plc or such other clearing bank as the Landlord may from time to time nominate or should such base rate cease to exist such other rate of interest as is most closely comparable with such base rate to be agreed between the parties or in default of agreement to be determined by the Accountant (acting as an expert and not as an arbitrator);

"Landlord" includes the person for the time being entitled to the reversion immediately expectant on the Term and any superior landlord;

"**Managing Agent**" means any person or firm appointed by or acting for the Landlord from time to time (including an employee of the Landlord or a Group Company) to manage the Premises;

"**parties**" means the Landlord and the Tenant (but excludes any Guarantor) and "**party**" **means** the Landlord or (as the case may be) the Tenant;

"**perpetuity period**" applicable to this Lease is and means the period of eighty years from the date of this Lease and where rights are granted or reserved in respect of items not yet in existence such rights shall only arise in respect of such of those items as shall come into existence within the perpetuity period;

"**Planning Acts**" means the Town and Country Planning Act 1990 the Planning and Compensation Act 1991 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and any regulations or orders made under the authority of any of those Acts except that any reference in this Lease or any other relevant document to a Use Class shall be confined to the prescribed definition of that Use Class current at the date of this Lease or that document (as applicable);

"**Planning permission**" **means** any planning permission listed building consent conservation area consent and any other permission or consent under the Planning Acts;

"**Policy**" means the insurance policy referred to in clause 4.2;

"**Premises**" includes any part of the Premises;

"**Rates**" means general business water and other rates taxes charges community charge council tax assessments impositions and outgoings of whatever nature;

"**Rent**" means the Principal Rent and the Insurance Contribution and all other sums reserved or payable as rent under the terms of this Lease;

"**Rent Payment Days**" means 25 March, 24 June 29 September and 25 December in each year;

"**Reserved Rights**" means the rights set out in Schedule 3;

"**Reviewed Rent**" **means** in respect of the period commencing on each Review Date the Reviewed Rent at that Review Date determined in accordance with the terms of clause 5;

"**Service Conduits**" means pipes wires cables sewers drains gutters flues other conducting media and any items similar to any of them and all valves chambers covers fixings and similar items ancillary to any of them;

"**Surveyor**" **means** any person or firm appointed by or acting for the Landlord from time to time (whether or not an employee of the Landlord or a Group Company and including the Managing Agent) appointed by the Landlord to perform the function of a surveyor for any purpose of this Lease;

"**Tenant**" includes the successors in title of the Tenant, and "**anyone under the Tenant's control**" means the Tenant's employees agents subtenants licensees invitees and anyone else on the Premises expressly or impliedly with the authority of the Tenant;

"**Term**" (except for the purpose of the definition of the Review Dates in clause 1.1) includes any period during which this Lease is continued or extended or any period of holding over in every case whether by statute or common law or otherwise, "**last year of the Term**" includes the last year of the Term if the same shall determine otherwise than by effluxion of time, and "**the end of the Term**" include such sooner determination of the Term;

"**this Lease**" means this Lease (including its schedules) as varied amended or supplemented from time to time and shall be deemed to include a reference to any document which varies amends or is supplemental to or made or given pursuant to or in accordance with any of the terms of this Lease;

"**VAT**" means Value Added Tax and/or any tax of a similar nature that may be substituted for it or levied in addition to it;

"**1954 Act**" means the Landlord and Tenant Act 1954;

1.3 Any obligation imposed on the Tenant by this Lease not to do an act or thing includes an obligation not to permit or suffer it to be done by anyone under the Tenant's control; and any such obligation to do an act or thing includes an obligation to procure where appropriate that it is done by anyone under the Tenant's control;

1.4 The singular includes the plural and vice versa and the neuter includes the masculine and the feminine and vice versa;

1.5 Whenever the Tenant or the Guarantor comprises two or more persons, the liability of those persons under this Lease is joint and several;

1.6 Any right of the Landlord to have access to the Premises extends to all persons authorised by the Landlord (including agents professional advisers contractors workmen and others);

1.7 Whenever the consent or approval of the Landlord is required for any matter under or in relation to this Lease, such consent or approval is also required of any mortgagee of the Premises whose mortgage requires its consent or approval to be obtained for such matter;

1.8 Any reference to a specific Enactment includes any statutory extension or modification or re-enactment of it and any regulations or orders made under it (except in the case of the definition of "**Group Company**" and in relation to regulations or orders defining Use Classes under the Planning Acts);

1.9 The paragraph headings do not form part of this Lease and shall not affect its interpretation;

1.10 References to clauses or schedules are to clauses or schedules in this Lease and references in a schedule to paragraphs are to paragraphs in that schedule.

1.11 The parties to this agreement do not intend any of its terms to be enforceable by a third party (as defined in s.1 of the Contracts (Rights of Third Parties) Act 1999) other than the Landlord's and the Tenant's respective successors in title

2 **DEMISE AND RENTS**

2.1 The Landlord demises the Premises to the Tenant for the Term:

2.1.1 **Granted Rights**

together with the Granted Rights set out in Schedule 2 in common with the Landlord and all others authorised by it or otherwise entitled; but

2.1.2 **Reserved Rights**

excepting and reserving the Reserved Rights set out in Schedule 3 to the Landlord and all others authorised by it or otherwise entitled; and

2.1.3 **Incumbrances and Other Rights**

subject to the Incumbrances and all other rights agreements covenants and stipulations affecting the Premises.

2.2 This Lease reserves the following Rents:

2.2.1 **Principal Rent**

the Principal Rent, which will be payable from and including the Rent Commencement Date ~~up to and including the 24 March 2004~~ Provided that thereafter there shall be a rent free period until [15 calendar months] and thereafter the Tenant shall pay the Principal Rent quarterly in advance as provided for in this Lease and is subject to review on each Review Date under the provisions of clause 5 and which is to be paid (together with any VAT) without any deductions or set-off by equal quarterly payments in advance on the Rent Payment Days, the first payment to be made on ~~the date of this Lease in respect of the period commencing on~~ the Rent Commencement Date and ending on the day before the following Rent Payment Day; and

2.2.2 **Insurance Contribution**

the Insurance Contribution, which will be payable from and including the Outgoings Commencement Date and which is to be paid as additional rent (together with any VAT) without deduction or set off within fourteen (14) days of demand.

3. TENANT'S COVENANTS

The Tenant covenants with the Landlord to observe and perform the following covenants and obligations:

3.1 Rent and Outgoings

3.1.1 To pay the Rents at the times and in the manner set out in this Lease and if so required by the Landlord to pay the Principal Rent by standing order, Bankers Credit Transfer or other similar method specified by the Landlord.

3.1.2 If any amount of Rent or any other sum due from the Tenant under the terms of this Lease shall at any time be more than fourteen days overdue, to pay Interest to the Landlord on the overdue amount calculated from the due date for payment until the date of actual payment (both before and after any judgment), and that Interest shall be recoverable as if rent, but nothing in this clause entitles the Tenant to withhold or delay any payment after the date on which it first falls due or in any way reduces or restricts any rights or remedies of the Landlord in relation to the non-payment.

3.1.3 To pay and discharge as from the Outgoings Commencement Date all Rates which are now or may at any time during the Term be payable charged or assessed on or in respect of the Premises or on its landlord tenant owner or occupier (or, in respect of any Rates relating to the Premises and other premises, a Fair Proportion) and in every case together with any VAT or other similar tax payable on them.

3.1.4 As from the Outgoings Commencement Date to keep all of the Premises throughout the Term in occupation for the purposes of payment of Rates and if:

(a) when the Term ends the relevant authority for Rates is empowered to levy Rates on property whilst it is unoccupied (**"Empty Rates"**) but such power is subject to statutory relief, and

(b) the Premises are unoccupied for any period falling within the Term (**"the vacant period"**) and in consequence the Landlord or any subsequent occupier of the Premises shall not obtain the maximum statutory relief from payment of Empty Rates if the Premises remains unoccupied after the end of the Term,

then the Tenant will pay to the Landlord on demand a sum equal to the amount of Empty Rates payable for the period commencing at the end of the Term equal in length to the vacant period.

3.1.5 To pay to the Landlord and to indemnify the Landlord against any VAT at the rate for the time being in force chargeable:

(a) in respect of the Rents or any other payments to be made by the Tenant to the Landlord or any person on the Landlord's behalf in connection with or under any of the provisions of this Lease; and

(b) in respect of any service or supply to be made by or on behalf of the Landlord pursuant to this Lease; and

(c) in respect of any service or supply to be made to the Landlord in connection with this Lease, the cost of which is recoverable from the Tenant under the terms of this Lease, save insofar as any such VAT is immediately recoverable by the Landlord as an input for VAT purposes;

but (for the avoidance of doubt) the Landlord shall be under no obligation to exercise or not exercise any option or right conferred on it by any enactment that might create, increase, reduce or avoid any liability to VAT referred to in this clause.

3.1.6 To pay to the Landlord by way of additional rent on demand a Fair Proportion of the costs and expenses of and relating to the construction, repair, rebuilding, cleansing and maintenance of all roads, pavements, walls, Service Conduits and other things the use of which is or may be common to the Premises and to other property.

3.2 **Reserved Rights**

3.2.1 To permit the Landlord and those authorised by it and others so entitled to exercise the Reserved Rights and any rights under the Incumbrances and not to inhibit or interfere with the exercise of any of them.

3.2.2 To permit prospective purchasers of or agents instructed in connection with any prospective or actual sale of the Landlord's interest in the Premises to view the Premises without interruption at any time during the Term providing that they have given the Tenant reasonable notice and are authorised in writing by the Landlord or its agents.

3.3 **Repair and Decoration**

3.3.1 To keep the Premises in good and substantial repair and condition and to renew replace or rebuild the whole or any part of the Premises whenever necessary but the Tenant shall not be obliged to repair or replace damage by an Insured Risk except where or to the extent to which:

(a) the damage is not insured because of an exclusion, limitation or excess imposed by the insurers; or

(b) the insurance monies are irrecoverable in part or in whole because of any act default or omission of the Tenant or anyone under the Tenant's control;

and the Tenant shall on demand pay the amount of any excess to be borne by the insured in the event of any claim on the insurance in respect of damage to the Premises.

3.3.2 To keep the Premises free of any actually or potentially contaminative polluting or harmful substances.

3.3.3 To replace all the Landlord's fixtures and fittings in the Premises which become beyond repair during the Term with those of the best quality and to replace all the glass in the windows or elsewhere in the Premises if it become broken or damaged for whatever reason.

3.3.4 To enter into and maintain throughout the Term fully comprehensive maintenance contracts in respect of all the Apparatus of the Premises with a company or companies of repute and produce copies of the contracts to the Landlord on request with evidence that any payments due under them are paid up to date.

3.3.5 To produce to the Landlord on request a certificate issued by an electrical contractor first approved by the Landlord that the electrical circuits within the Premises comply with the then current regulations of the Institute of Electrical Engineers or other relevant standards or recommended current codes of practice.

3.3.6 In every third year of the Term and also immediately before the end of the Term (and in the latter case in such colours and patterns as the Landlord may reasonably require) and using good quality materials to decorate completely in accordance with then current good practice all the external parts of the Premises which have been or ought to be or normally are so decorated, the decoration to

be carried out to the reasonable satisfaction in all respects of the Landlord.

3.3.7 In every fifth year of the Term and also immediately before the end of the Term (and in the latter case in such colours and patterns as the Landlord may reasonably require) and using good quality materials to decorate completely in accordance with then current good practice all the internal parts of the Premises which have been or ought to be or normally are so decorated, the decoration to be carried out to the reasonable satisfaction in all respects of the Landlord.

3.3.8 Within one month (or sooner if appropriate) after the Landlord shall have given to the Tenant or left on the Premises a notice in writing specifying any repairs, cleaning, maintenance or decoration of the Premises which the Tenant has failed to carry out in breach of the Tenant's responsibilities under this Lease, to repair and make good the same to a good and substantial condition and to the reasonable satisfaction of the Landlord or the Landlord's Surveyor and in case of default to permit the Landlord and the workmen or agents of the Landlord to enter the Premises with or without plant, equipment and materials and execute such repairs or other works and all expenses incurred thereby shall on demand be paid by the Tenant to the Landlord as a debt with Interest.

3.4 **Alterations and Additions**

3.4.1 Not to make any alterations or additions to the Premises or the Service Conduits or Apparatus in the Premises nor to commit any waste, spoil or destruction in or upon the Premises nor to cut damage injure or allow to be cut damaged or injured any of the roofs, walls, floors or other structural parts of the Premises or the Service Conduits or Apparatus fixtures or fittings of the Premises PROVIDED THAT the Tenant may with the Landlord's prior written consent (such consent not to be unreasonably withheld)

make non-structural alterations or additions which do not increase or decrease the lettable area of the Premises add alter and remove non-structural demountable partitioning inside the Premises and alter or renew the fascia but the Tenant shall (if so required by the Landlord) reinstate the Premises at the end of the Term making good any damage so caused

3.4.2 Not without the Landlord's prior written consent (such consent not to be unreasonably withheld as long as the equipment is required in conjunction with the Permitted Use of the Premises) to erect any pole, aerial, mast, dish or other thing (whether in connection with telegraphic, telephonic, radio or television communication or otherwise) upon any part of the exterior of the Premises.

3.4.3 Not to affix or exhibit to or upon any part of the Premises or in any window thereof any fixed or temporary placard, poster, advertisement, sign or other notice so as to be visible from outside the Premises PROVIDED THAT the Tenant (or an authorised subtenant) may affix on the exterior of the Premises signs approved in writing by the Landlord (such approval not to be unreasonably withheld) stating the trade name of the business carried on in the Premises and which the Tenant shall (if so required by the Landlord) remove at the end of the Term making good any damage so caused.

3.4.4 In relation to all alterations and additions made to the Premises, to comply in all respect with the Construction (Design and Management) Regulations 1994 and to keep fully up to date health and safety file relating to the Premises available for inspection by the Landlord at all times and (at the Landlord's cost) to provide a copy of such health and safety file whenever requested by the Landlord and to hand over an up to date health and safety file to the Landlord at the end of the Term

Use

3.5.1 Not to use the Premises for or carry on upon the Premises any use other than the Permitted Use.

3.5.2 Not to leave the Premises unoccupied for more than one month without notifying the Landlord and providing such caretaking or security arrangements as the Landlord shall reasonably require and the insurers shall require.

3.5.3 Not to cause anything to be done on the Premises which may be or become a nuisance or annoyance or cause damage to the Landlord or to the owners tenants or occupiers of Adjoining Property.

3.5.4 Not to use the Premises for any noxious noisy or offensive trade or business or for any illegal or immoral act or purpose.

3.5.5 Not to sleep on the Premises nor to use the Premises for residential purposes nor to keep any animal, fish, reptile or bird on the Premises.

3.5.6 Not to hold on the Premises any public meeting or sale by auction.

3.5.7 Not to cause or permit to be discharged into the Service Conduits or onto any other land or premises any oil or grease, or any contaminative, noxious, deleterious, objectionable, dangerous, poisonous or explosive matter or substance, and to take all reasonable measures to ensure that effluent discharged into the Service Conduits will not be corrosive or otherwise harmful to the Service Conduits or cause any obstruction or deposit in them.

3.6 **Insurance and Fire Precautions**

3.6.1 Not to do or omit anything that could cause the Policy to become void or voidable or vitiated wholly or in part nor (unless the Tenant shall have previously notified the Landlord and the insurer shall have consented and the Tenant shall have agreed to pay the

increased premium) anything by which additional insurance premiums may become payable.

3.6.2 To keep the Premises supplied with such fire fighting equipment as the insurers and the fire authority may require and as the Landlord may reasonably require and to maintain the same to their satisfaction.

3.6.3 Not to store or bring onto the Premises any article, substance or liquid of a specially combustible, inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority and/or the insurers and the reasonable requirements of the Landlord as to fire precautions relating to the Premises.

3.6.4 Not to obstruct the access to any fire equipment or the means of escape from the Premises.

3.6.5 To give notice to the Landlord immediately on becoming aware of the occurrence of any event occurs which might affect any insurance policy relating to the Premises.

3.6.6 Immediately to inform the Landlord in writing of any conviction judgment or finding of any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such nature as to be likely to affect the decision of any insurer or underwriter to insure the Premises.

3.6.7 If at any time the Tenant shall be entitled to the benefit of any insurance on the Premises which is not effected or maintained in pursuance of any obligation contained in this Lease, to apply all monies received by virtue of such insurance in making good the loss or damage in respect of which it shall have been received.

3.6.8 If required by any Enactment to obtain a fire certificate for the Premises and on request to produce it to the Landlord for inspection.

3.6.9 If the whole or any part of the Premises is damaged or destroyed either:

(a) by an Insured Risk and the insurance money under the Policy is wholly or partially irrecoverable by reason of any act or omission of the Tenant or anyone under the Tenant's control; or

(b) as a result of the act or omission (not being an Insured Risk) of the Tenant or anyone under the Tenant's control;

then pay to the Landlord within fourteen days of demand with Interest the cost of rebuilding and reinstating the Premises in which event the provisions of clauses 7.1 to 7.3 shall apply.

3.6.10 To insure all plate glass of the Premises in its replacement cost with reputable insurers in the joint names of the Tenant and the Landlord and to produce evidence of that insurance to the Landlord on written demand.

3.7 **Apparatus and Installations**

3.7.1 To keep all Apparatus upon the Premises properly maintained and in good working order, and for that purpose to employ reputable contractors for the regular periodic inspection and maintenance of them, to renew all working and other parts as and when necessary or when recommended by such contractors, to ensure that such Apparatus is properly operated, and to avoid damage to the Premises or Adjoining Property by vibration or otherwise.

3.7.2 Not to erect or install or retain on the Premises any additional Apparatus other than light moveable equipment usual and appropriate to the then current Permitted Use.

3.7.3 Not to suspend any weight from nor to load or use the walls ceilings floors or structure of the Premises in any manner which will cause strain damage or interference with the structure of the

Premises and not to have on the Premises any safe or other unusually heavy item except in such location (if any) and subject to such conditions as the Landlord may reasonably stipulate.

3.7.4 Not to overload the electrical system or circuits in the Premises.

3.8 **Statutory Matters**

3.8.1 At the Tenant's own expense, to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required (whether by the Landlord, the lessee or the occupier) in order to comply with the requirements of any Enactment or competent authority or court of competent jurisdiction.

3.8.2 Not to do in or near the Premises any act or thing by reason of which the Landlord may under any Enactment incur, have imposed upon it, or become liable to pay any penalty, damages, compensation, costs, charges or expenses.

3.8.3 Without prejudice to the generality of clauses 3.8.1 and 3.8.2, to comply in all respects with the provisions of any Enactment applicable to the Premises or in regard to carrying on the trade or business for the time being carried on by the Tenant on the Premises or for the health and safety of the Tenant or anyone under the Tenant's control.

3.8.4 Upon receipt of any notice order or direction or other communication from any competent authority likely to affect the Premises or its user to deliver to the Landlord immediately a copy of the same and if so required by the Landlord to take such steps and join with the Landlord in making such representations or appeals in all cases as the Landlord may consider desirable.

3.8.5 Immediately upon becoming aware of it, to give notice to the Landlord of any defect in the Premises which might give rise to an

obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise, and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises.

3.9 **Planning**

3.9.1 To comply in respect of the Premises with the provisions and requirements of the Planning Acts whether as to the Permitted Use or otherwise.

3.9.2 Not to make any application for planning permission in relation to the Premises without the previous consent of the Landlord (such consent not to be unreasonably withheld or delayed where the application relates to alterations or a change of use which have or has already been approved by the Landlord pursuant to the provisions of this Lease) and subject thereto at the expense of the Tenant, to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises which may constitute Development.

3.9.3 Subject only to any Enactment to the contrary, to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out of maintenance of any such operations, or the commencement or continuance of any such user.

3.9.4 Notwithstanding any consent which may be granted by the Landlord under this Lease, not to carry out or make any alteration or addition to the Premises, or any change of use, until:

(a) all necessary notices under the Planning Acts have been served and copies produced to the Landlord;

(b) all necessary permissions under the Planning Acts have been obtained and produced to the Landlord; and

(c) the Landlord has acknowledged that every such necessary planning permission is acceptable to it;

the Landlord being entitled to refuse to acknowledge that a planning permission is acceptable to it on the grounds that any condition contained in it, or anything omitted from it, or the period referred to in it, would (in the reasonable opinion of the Surveyor acting as an expert and not as an arbitrator) be, or would be likely to be, prejudicial to the Landlord's interest in the Premises or any Adjoining Property whether during or after the end of the Term.

3.9.5 Unless the Landlord shall otherwise direct, to carry out and complete before the end of the Term:

(a) any works stipulated to be carried out to the Premises by a date subsequent to the end of the Term as a condition of any planning permission granted for any Development begun by the Tenant before the end of the Term; and

(b) any Development begun by the Tenant upon the Premises in respect of which the Landlord shall be or become liable for any charge or levy under the Planning Acts.

3.9.6 In any case where a planning permission is granted subject to conditions, and if the Landlord reasonably so requires, to provide security for the compliance with such conditions, and not to implement the planning permission until such security has been provided.

3.9.7 If reasonably required by the Landlord, but at the cost of the Tenant, to appeal against any refusal of planning permission or the imposition of any conditions on a planning permission relating to the Premises resulting from an application by the Tenant.

3.9.8 If the Tenant shall carry out any Development or carry out permit or consent to any act matter or thing giving rise to a charge or fiscal liability on the Landlord the Tenant will pay and indemnify the Landlord against all liability for any tax, levy, charge or other fiscal imposition of whatsoever nature (including interest on overdue tax and penalties for failure to give appropriate notices and information) under any enactment for which the Landlord shall be liable as a result of such Development, act, matter or thing and shall on demand repay to the Landlord the amount of the tax, levy, charge or fiscal imposition.

3.10 **Dealings**

3.10.1 Except when and only to the extent permitted under the subsequent provisions of this clause 3.10, not to:

(a) part with possession of the Premises or any part of it;

(b) permit another to occupy the Premises or any part of it;

(c) share occupation of the Premises or any part of it;

(d) hold the Premises or any part of it on trust for another.

3.10.2 Not to:

(a) assign or charge part only of the Premises; or

(b) underlet part only of the Premises unless it is a Permitted Part

3.10.3 If the Tenant shall have complied with the other applicable provisions of this clause 3.10 (except clause 3.10.8 which falls to be complied with afterwards) the Tenant may with (but not without) the prior written consent of the Landlord (such consent not to be unreasonably withheld):

(a) assign or charge the whole of the Premises;

(b) underlet the whole of the Premises;

(c) underlet a Permitted Part of the Premises in conformity with Clause 3.10.2(b);

provided that pursuant to s.19(1A) of the Landlord and Tenant Act 1927 (as amended) the Landlord may withhold consent for an assignment if:

(a) the proposed assignee or guarantor of the proposed assignee is unable to satisfy the Financial Criteria

(b) there shall be (at the date of the application to the Landlord for consent to the assignment or at any time after that date down to the proposed date of the assignment) any material breach of any of the Tenant's covenants in this Lease; or

(c) the proposed assignee or any proposed guarantor of the proposed assignee is a Group Company of the assigning Tenant; or

(d) the proposed assignee or any proposed guarantor of the proposed assignee is not incorporated in or resident in the United Kingdom of Great Britain or Northern Ireland unless it is incorporated in or resident in a jurisdiction with reciprocal enforcement of judgements;

and any dispute as to any of foregoing shall be determined by an independent surveyor appointed (in default of joint appointment) at the request of either the Landlord or the Tenant by the President for the time being of the Royal Institution of Chartered Surveyors and such surveyor shall act as an expert and not an arbitrator and his decision shall be final and binding on the parties and he shall have power to determine how the costs of his determination shall be borne between the parties.

3.10.4 Not to assign or underlet the whole of the Premises or underlet a Permitted Part of the Premises unless on or before the assignment or underletting any of the following which the Landlord may require shall be complied with:

(a) all costs incurred by the Landlord in relation to the application for and the grant of the consent shall be paid;

(b) the proposed assignee or underlessee shall enter into a direct Deed of Covenant (in a form reasonably specified by the Landlord) with the Landlord to observe and perform the covenants on the part of the Tenant and the conditions contained (in the case of an assignment) in this Lease or (in the case of an underletting) in the Underlease (except in the case of an underletting the covenants to pay the Rent);

(c) (in the case of an assignment) the assigning Tenant shall enter into an authorised guarantee agreement as defined in section 16 of the Landlord and Tenant (Covenants) Act 1995 in a form reasonably specified by the Landlord;

(d) (in the case of an assignment) any guarantor of the liabilities of the assigning Tenant under this Lease gives the Landlord a guarantee of the liabilities of the assigning Tenant under the authorised guarantee agreement referred to at sub-clause 3.10.4(c) above in a form reasonably required by the Landlord;

(e) if the intended assignee or underlessee is a limited company and the Landlord reasonably so requires in the circumstances either:

(i) not more than two persons approved by the Landlord (such approval not to be unreasonably withheld) shall covenant with and guarantee to the Landlord in the terms of Schedule 4; or

(ii) the intended assignee or underlessee shall deposit with the Landlord an amount equal to the Principal Rent for three months payable at such date or (if higher) the then open market rent for the Premises for one year at such date as reasonably estimated by the Landlord such sum to be held by the Landlord as security for and to be charged with the due performance and observance of the covenants on the part of the Tenant and the conditions contained in this Lease;

(f) there has been paid to the Landlord all instalments of Rent which have fallen due under this Lease prior to the date of the assignment;

(g) the repair works pursuant to an Agreement for Lease dated [19th February 2004] made between the Landlord (1) the Tenant (2) have been completed to the reasonable satisfaction of the Landlord.

3.10.5 Not to underlet the whole of the Premises or a Permitted Part of the Premises other than by way of an underlease:

(a) which reserves a rent not less than the then open market rent (to be approved by the Landlord prior to the grant of any such Underlease) (or, in the case of a Permitted Part, a Fair Proportion of that rent) such rent to be payable in advance by equal instalments on the Rent Payment Days;

(b) which is granted without any fine or premium;

(c) which provides for the upwards only review of the rent thereby reserved on the same basis and dates on which the rent is to be reviewed in this Lease if they fall within its term;

(d) which imposes obligations on the sub-tenant corresponding to those imposed on the Tenant by this Lease (but, in the case of a sub-letting of a Permitted Part, so far as applicable to that Permitted Part) and which prohibits the Underlessee doing or allowing any act or thing in relation to the Premises inconsistent with or in breach of the provisions of this Lease;

(e) which imposes an absolute covenant against further underletting and the same restrictions on assignment charging sharing holding on trust for another parting with or sharing with another possession or occupation of the premises and the same provisions for direct covenants and registration as in this Lease;

(f) which imposes a condition for forfeiture of the Underlease by the Underlessor on breach of any covenant by the Underlessee; and

(g) which is in a form previously approved by the Landlord (such approval not to be unreasonably withheld or delayed); and

(h) which in the case of a subletting of a Permitted Part or a subletting of the whole of the Premises during the last ten years of the Contractual Term or during any continuation of it thereafter subject to Sections 24 to 28 (inclusive) of the 1954 Act being validly excluded and a copy of any necessary court order being supplied to the Landlord prior to such Underlease being granted

3.10.6 To enforce the performance and observance by the Underlessee of the provisions of any Underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions in the Underlease nor to vary the terms or accept a surrender of any Underlease.

3.10.7 To procure that the rent is reviewed under any Underlease in accordance with its terms but not to agree any such reviewed rent with the Undertenant without the prior written consent of the Landlord (which consent not to be unreasonably withheld or delayed) and to procure that (if the Landlord so requires) the Landlord's representations as to that reviewed rent are made to any independent person appointed to determine it to the reasonable satisfaction of the Landlord.

3.10.8 Within one month after the execution of any assignment transfer charge or underlease or upon any transmission by reason of a death or, otherwise affecting the Premises or any sharing arrangement under clause 3.10.9 to give notice thereof in duplicate to the Landlord's solicitors and to produce to and leave with the Landlord's solicitors a certified copy of any relevant deed instrument or other document and to pay to the Landlord or its Solicitor a registration fee of thirty pounds plus Value Added Tax.

3.10.9 The Tenant or an authorised Underlessee may share occupation of the Premises with a company which is a Group Company of itself provided that:

(a) such other company is not entitled to the exclusive use or occupation of the Premises or any part of it;

(b) no rent is paid by such other company for such sharing of occupation;

(c) no estate or interest in land in the Premises are created or arises in favour of such other company; and

(d) on and such other company ceasing to be a Group Company of the Tenant or Underlessee, such other company shall immediately vacate the Premises and such sharing of occupation shall cease;

(e) the Tenant gives written notice to the Landlord immediately upon the commencement termination or any alteration of any such sharing of the Premises or of any such cessation;

(f) the Tenant or Underlessee at all times remains in occupation of the Premises or part of it.

3.11 **Costs**

To pay all proper costs, charges and expenses (including solicitors' costs and architects' and surveyors' fees) incurred by the Landlord for the purposes of or incidental to:

3.11.1 the preparation service or enforcement (whether by proceedings or otherwise) of any notice under Section 146 or 147 of the Law of Property Act 1925 (as amended) or any other notice requiring the Tenant to remedy a breach) any of the Tenant's covenants contained in this Lease (notwithstanding forfeiture for such breach shall be avoided otherwise than by relief granted by the Court);

3.11.2 the preparation service and enforcement (whether by proceedings or otherwise) of any notice to repair or schedule in respect of dilapidations accrued during the Term or accrued at or prior to the end or sooner determination of the Term whether or not served during the Term;

3.11.3 the recovery or attempted recovery of any arrears of the Principal Rent or any other sum payable under this Lease or interest payable on any of them;

3.11.4 the preparation and service of any notice under the Landlord and Tenant (Covenants) Act 1995;

3.11.5 any application by the Tenant for the Landlord's consent whether such consent is granted reasonably refused, or offered subject to any reasonable conditions or such application is withdrawn.

3.12 **End of the Term**

3.12.1 To permit the Landlord during the period commencing six months prior to the end of the Term to affix and retain without interference upon any external part of the Premises a notice for reletting the Premises and during such period to permit persons with authority from the Landlord or its Agents at all reasonable times to view the Premises.

3.12.2 At the end of the Term to yield up the Premises (but not trade and other tenant's fixtures as shall belong to the Tenant, provided that the Tenant shall make good to the reasonable satisfaction of the Landlord all damage to the Premises resulting from their removal) with full vacant possession in good and substantial repair and condition and in accordance with the Tenant's covenants in this Lease and clear of any goods and refuse and to deliver to the Landlord all the keys to the Premises and all entry access cards, identity cards and other security devices relating to the Premises.

3.12.3 To procure the cancellation of this Lease if the Lease has been registered at HM Land Registry or has been noted against the Landlord's registered title and the Tenant shall keep the Landlord indemnified against the costs incurred by the Landlord in cancelling this Lease if the Tenant shall have failed to do so.

3.13 **Information**

3.13.1 To ensure that at all times the Landlord and the local police force (and, if the Landlord so requires, the supplier of any intruder alarm service) have written notice of the name, home address and home telephone number of at least two keyholders of the Premises.

3.13.2 On request to produce to the Landlord or the Surveyor all plans, documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Lease have been complied with.

3.13.3 Whenever during the Term called upon so to do, to furnish to the Landlord, in writing the information envisaged in section 40(1) of the 1954 Act within one calendar month of request by the Landlord.

3.14 **Indemnity**

To indemnify and keep indemnified fully the Landlord against any claims proceedings damages demands costs and expenses incurred by the Landlord arising directly or indirectly:

3.14.1 from any act or omission however caused or occurring in or upon the Premises (other than for death or personal injury arising from the negligence of the Landlord or its employees);

3.14.2 relating to or arising from any breach non observance or non performance by the Tenant of any of its covenants or the conditions or other provisions of this Lease;

3.14.3 from damage occasioned to any Adjoining Property or to any person caused directly or indirectly by any act default or negligence of the Tenant or anyone under the Tenant's control.

3.15 **Easements and Incumbrances**

3.15.1 Not to do anything by which the right of light or air to or belonging to the Premises may be endangered or interfered with or lost and in the event of any other person or persons doing any act or thing whereby such right of light or air to the Premises are endangered interfered with or lost forthwith to notify the Landlord and to permit the Landlord to take such action at law or otherwise as may seem necessary to it in the name of the Tenant either alone or jointly with the Landlord for the protection of their interests in the Premises.

3.15.2 To observe and perform, and not to do anything which constitutes a breach of, the Incumbrances.

3.16 **Licensing**

3.16.1 Not to carry out any works at the Premises save in accordance with drawings and specifications approved by the licensing justices and in accordance with any directions which may be given by the licensing justices.

3.16.2 To use its reasonable endeavours to do all things necessary to maintain and from time to time to renew any justices' licence and any other appropriate licences and/or certificates relating to the Premises or any part or parts thereof and not to do so or permit or suffer to be done anything which might prejudice the future grant or renewal of such licences or certificates (whether to the Tenant or any future occupier of the Premises) and to comply with all requirements and recommendations of the licensing justices and where any breach of the justices' licence or any other appropriate licences and/or certificates occurs forthwith to take all steps to rectify the situation.

3.16.3 Upon the termination (by whatever means) of this Lease if requested to do so to assign transfer and deliver to the Landlord or its nominees the then existing licenses and certificates in respect of the Property or any part or parts thereof and to sign make and do all necessary notices applications and acts for procuring the transfer of the same or for obtaining renewals thereof to such person(s) on being paid a fair proportion for the then unexpired term thereof of the sum paid for the same

4. LANDLORD'S COVENANTS

The Landlord covenants with the Tenant (but so that no person being the Landlord shall be liable for any breach non-observance or non-performance of any of these covenants occurring after it shall part with the immediate reversion to this Lease):

Quiet Enjoyment

Subject to and conditionally upon the Tenant paying the Principal Rent and all other moneys payable under this Lease and performing and observing the covenants on the part of the Tenant and the conditions and agreements contained in this Lease, to permit the Tenant to peaccably hold and enjoy the Premises during the Term without any lawful interruption by the Landlord or any person claiming under or in trust for the Landlord.

4.2 **Insurance**

4.2.1 To insure the Premises (whether or not with other property but excluding all plate glass in the Premises) against loss or damage by the Insured Risks in such insurance office or with such underwriters of repute and through such agency as the Landlord may from time to time decide for the full cost including VAT of rebuilding or reinstatement (including architects surveyors and other professional fees the cost of debris removal demolition site clearance any works that may be required by statute and incidental expenses) but:

(a) the insurance shall be subject to such excesses, exclusions and limitations as shall be imposed by the insurers; and

(b) the Landlord's obligations in this clause 4.2.1 shall not apply:

(i) to the extent to which such insurance shall be rendered void or voidablc or is vitiated by any act of the Tenant or anyone under the Tenant's control;

(ii) to the extent to which such insurance is not reasonably available with an insurance office or underwriters of repute in the UK insurance market.

4.2.2 To produce to the Tenant on request (but not more than once in each year) a copy of the Policy and the last premium receipt or

other reasonable evidence of the terms of the Policy and of the fact that the last premium has been paid.

4.2.3 Such insurance shall be against:

(a) loss or damage by fire explosion storm lightning flood burst pipes impact and (in peacetime) aircraft riot civil commotion terrorist activities and malicious damage and such other risks insurance against which the Landlord may (but without obligation) from time to time reasonably decide;

(b) liability of the Landlord arising out of or in connection with any matter involving or relating to the Building; and

the loss of the Principal Rent payable under this Lease from time to time (having regard to any review of rent which may become due under this Lease.

5. RENT REVIEW

5.1 Review to Open Market Rent

The Principal Rent shall increase at each Review Date to the Open Market Rent if that is greater than the amount of the Principal Rent reserved by this Lease immediately before the Review Date (whether then actually payable or suspended by reason of the rent suspension provisions contained in this Lease).

5.2 Open Market Rent

"Open Market Rent" means the best Principal Rent which might reasonably be expected to be payable for the Premises from the expiry of the period referred to in clause 5.3.8 as if the Premises were let in the open market on the relevant Review Date on the basis of the assumptions set out in sub-clause 5.3 (whether or not facts) but disregarding (if applicable) the matters set out in sub-clause 5.4.

Assumptions

The assumptions to be made are:

5.3.1 that the Premises are let on the open market without a fine or premium with vacant possession by a willing landlord to a willing tenant for a term commencing on the relevant Review Date equal to 10 years ;

5.3.2 that the letting is of the Premises as a whole and on the same terms and conditions as are contained in this Lease (other than as to the amount of the Principal Rent but including the provisions for rent review);

5.3.3 that the Premises are ready and fitted out and equipped for immediate occupation and use as required by the hypothetical tenant to enable it to commence its trade or business for either:

(a) the primary use to which the Premises are being put at the relevant Review Date; or

(b) as a night club and associated bar;

whichever use shall produce the higher rental;

5.3.4 that the Premises may lawfully be used for the Permitted Use as varied or extended by any licence or other deed supplemental to this Lease and for any use for which the Premises are then actually being used;

5.3.5 that the Landlord and the Tenant have both complied with all their covenants and obligations under this Lease;

5.3.6 that if any part of the Premises or any amenity serving it shall have been damaged or destroyed it had before the Review Date been fully repaired and reinstalled;

5.3.7 that no works have been carried out to the Premises during the Term which would diminish the rental value of the Premises;

5.3.8 the hypothetical tenant will have the benefit of such period (commencing on the grant of the hypothetical lease) free of rent or at a concessionary rent as he might be expected to negotiate in the open market as a fitting out period; and

5.3.9 that any planning permission licence certificate and/or regulation required by law for using the Premises or any part of them for the Permitted Use has been obtained and subsists.

5.4 **Disregards**

The matters to be disregarded (if applicable) are any effect on rent of:

5.4.1 the fact that the Tenant their sub-tenant or their respective predecessors in title have been in occupation of the Premises;

5.4.2 any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant their sub-tenants or their predecessors in title in their respective businesses;

5.4.3 any improvement alteration or addition lawfully carried out after the date of this Lease by the Tenant its sub-tenant or its respective predecessors in title at its own cost with the written consent of the Landlord (when required) otherwise than in pursuance of an obligation to the Landlord;

5.4.4 any Enactment of the nature referred to in clause 5.10.

5.5 **Independent Determination**

5.5.1 The Landlord and the Tenant may (but are not obliged to) attempt to agree the Open Market Rent but if the Landlord and the Tenant have not agreed on the Open Market Rent by four months before the Review Date then the determination of the Open Market Rent may at any time after that (unless and until the Open Market Rent

is agreed) be referred by either party to an independent chartered surveyor (**"the valuer"**):

(a) of not less than ten years qualification; and

(b) having practical experience in and knowledge of commercial lettings of property similar to the Premises and its use.

5.5.2 The valuer shall act (subject to clause 5.5.4) as an arbitrator and not as an expert and the Arbitration Act 1996 Part I shall apply to his determination.

5.5.3 The valuer shall be appointed (in the event of the Landlord and the Tenant failing to agree on the appointee) by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors (**"RICS"**) on the application of either party;

5.5.4 The valuer shall act as an expert and not as an arbitrator if the Landlord or the Tenant

(a) includes a stipulation to that effect in any effective application by the Landlord or the Tenant to the President of the RICS for the appointment of the valuer;

and in this event:

- the valuer shall give each of the Landlord and the Tenant an opportunity to make representations to it and to comment on the representations made to it by the other; and
- the fees and expenses of the valuer including the cost of its nomination shall be borne by the Landlord and/or the Tenant as determined by the valuer or (in the absence of such determination) equally (the Landlord and Tenant otherwise bearing their own costs).

The Landlord and the Tenant may agree in writing the Reviewed Rent at any time and if they do so after a referral to the valuer then:

(a) the valuer's appointment shall (subject only to resolution of the issue of costs) be determined upon such agreement;

(b) the valuer's costs to the date of such agreement and relating to any award as to costs shall be in the determination of the valuer as part of the reference to it insofar as not agreed between the Landlord and the Tenant.

5.6 **Replacement of Valuer**

If the valuer shall die delay or become unwilling, unfit or incapable of acting or if for any other reason the President for the time being of the Royal Institution of Chartered Surveyors or the person acting on its behalf shall in its absolute discretion think fit he may on the application of either party by writing discharge the valuer and appoint another in its place.

5.7 **Date of Determination**

The valuer's determination shall be dated with the date on which it is actually despatched to the Landlord and the Tenant and not any earlier date.

5.8 **Interim Rent**

5.8.1 Where the Review Date is a Rent Payment Day and the Reviewed Rent payable on and from that Review Date has been ascertained by that day, the Principal Rent payable on that day shall be calculated at the rate of the Reviewed Rent

5.8.2 Where the Review Date is not a Rent Payment Day:

(a) if the Reviewed Rent payable on and from that Review Date has been ascertained by the immediately preceding Rent Payment Day, the Principal Rent payable on that Rent Payment Day shall comprise rent at the then current rate of Principal Rent ("**the Previous Rent**") for the period to

immediately before the Review Date together with rent at the rate of the Reviewed Rent for the remainder of the quarter

(b) if that Reviewed Rent is ascertained after that Rent Payment Day but before the Review Date, then on that Rent Payment Day the Tenant shall pay on account of the Principal Rent a full quarterly rent at the rate of the Previous Rent and on the Review Date the Tenant shall pay to the Landlord additional rent for the remainder of that quarter at the rate by which the Reviewed Rent exceeds the Previous Rent

5.8.3 Where the Reviewed Rent payable on and from a Review Date is ascertained after that Review Date, then:

(a) on the Rent Payment Days falling before the ascertainment of the Reviewed Rent the Tenant shall pay on account rent at the rate of the Previous Rent; and

(b) on the Rent Payment Day following ascertainment of the Reviewed Rent the Tenant shall pay to the Landlord:

(i) rent for the ensuing quarter at the rate of the Reviewed Rent;

(ii) a sum equal to the shortfall by which the Reviewed Rent calculated from the Review Date down to immediately before that Rent Payment Day exceeds the rent paid on account; and

(iii) Interest at Base Rate on that shortfall calculated from day to day on each part of the shortfall for the period from the date on which it would have been payable if the Reviewed Rent had been ascertained by the Review Date.

5.8.4 For the purposes of this clause, the Reviewed Rent is **"ascertained"** when it is agreed in writing between the Landlord and the Tenant or determined by the valuer.

5.9 **Payment of Valuer's Fees**

If either the Landlord or the Tenant shall fail to pay the appropriate amount of the fees and expenses of the valuer as determined by it within fourteen days of the same being demanded by the valuer, the other shall be entitled to pay the same and the amount so paid shall be repaid on demand with Interest by the party chargeable on demand.

5.10 **Enactments Restraining Review**

If at any Review Date there shall be in force any Enactment which shall restrict curtail or modify the effect or operation of the provisions of this clause 5 then the Landlord shall in addition to the review herein provided for on each occasion such Enactment or any part thereof is removed relaxed or modified be entitled on giving not less than one month's notice in writing expiring after such removal relaxation or modification to introduce a special review date which shall be the date of expiration of such notice and the rent from such special review date if any shall be determined in accordance with the provisions of this clause 5 mutatis mutandis.

5.11 **Memorandum of Review**

Immediately after agreement (as distinct from determination) of the Reviewed Rent a memorandum as to its amount shall be signed by the Landlord and the Tenant.

6. **FORFEITURE**

6.1 The Landlord may re-enter upon the Premises in the name of the whole if:

6.1.1 the Principal Rent or any part shall at any time be unpaid for fourteen days after becoming payable (whether formally demanded or not); or

any other sum due from the Tenant under the terms of this Lease shall at any time be unpaid for twenty one days after the later of demand and becoming payable; or

6.1.3 any of the Tenant's covenants or obligations in this Lease shall not be performed or observed;

PROVIDED THAT the Landlord hereby covenants with the Tenant and separately with Scottish Courage Limited ("**Scottish Courage**") that during the subsistence of a legal charge ("the **Legal Charge**") dated the 19th day of April 2004 made between the Tenant (1) Scottish Courage (2)

(a) the Landlord will not exercise any right of re-entry under the provisions of the Lease or without first giving to Scottish Courage not less than 28 (twenty eight) days prior written notice of its intention so to do (hereinafter called "a **Re-entry Notice**") and specifying in such notice the grounds upon which the Landlord seeks to terminate the Lease including the amount of any arrears of rent or other money sum and the nature and extent of any other breach of covenant contained in the Lease

(b) in the event of the Landlord serving a Re-entry Notice on the grounds of the Tenant's non-payment of rent or other money Scottish Courage shall at its option be entitled before the expiration of the Re-entry Notice to serve a Counter-notice in writing upon the Landlord that Scottish Courage is willing to pay the arrears of rent or other money sum due from the Tenant to the Landlord stated in the Landlord's notice and tendering to the Landlord a sum equal to such arrears and/or other money sum. Upon receipt by the Landlord of the said Counter-notice the Landlord shall accept the sum so tendered by Scottish Courage in full settlement of all arrears of rent (and/or of such other money sum as the case may be) due under the Lease and specified in the said Re-entry Notice and shall take no further steps to exercise its

rights of re-entry in respect of such arrears of rent (or of such other money sum as the case may be)

(c) in the event of the Landlord serving a Re-entry Notice on the grounds of the Tenant's breach of the repairing or redecorating covenants contained in any of the leases or of any other covenants capable of remedy Scottish Courage shall at its option be entitled before the expiration of the Re-entry Notice to serve a Counter-notice upon the Landlord to the effect that Scottish Courage will unconditionally and within a reasonable time proceed diligently to carry out such repairs or redecorations as may be required by the terms of the lease or remedy such breach of covenants to the reasonable satisfaction of the Landlord. Upon receipt by the Landlord of such Counter-notice the Landlord shall take no further steps to exercise its right of re-entry in respect thereof so long as all of the Tenant's obligations are being performed hereunder

(d) Scottish Courage may in its sole discretion perform any of the Tenant's obligations under the Lease in default of the Tenant so doing either before or after Scottish Courage has gained possession of the Premises and the Landlord shall not take any action to terminate the term granted by the Lease so long as all of the Tenant's obligations are being performed hereunder

(e) in the event of the Tenant becoming bankrupt the Landlord shall give Scottish Courage the right to take an assignment of and pursuant to the Lease in the event that the official receiver should elect to disclaim

(f) without prejudice to the Landlord's rights and remedies under the Lease the Landlord shall not withhold its consent to Scottish Courage obtaining possession of the whole of the Premises under the provisions of the Legal Charge nor shall the Landlord unreasonably withhold its consent to any assignment of the Lease by Scottish Courage pursuant to its powers of sale under the provisions of the Legal Charge whether to an individual or individuals or to a limited company Provided That

such assignment is otherwise pursuant and subject to the provisions of the Lease

6.1.4 in relation to the Tenant (being a company):

(a) a proposal is made for a voluntary arrangement pursuant to Part I of the Insolvency Act 1986; or

(b) an administration application shall be made or an administrator appointed; or

(c) a petition is presented pursuant to Part IV of that Act or a resolution proposed for winding-up in either case whether compulsory or voluntary or a meeting is convened or a resolution is proposed for the purchase redemption or reduction of any part of the issued share capital of the Tenant (whether or not to comply with s.142 of the Companies Act 1985) (except in any such case for a reconstruction or amalgamation not involving or arising out of insolvency); or

(d) a receiver is appointed of the whole or any part of its assets or undertaking (whether or not an administrative receiver as defined in s.29(2) of the Insolvency Act 1986); or

6.1.5 in relation to the Tenant (being an individual):

(a) an application is made for an interim order pursuant to Part VIII of that Act; or

(b) a petition is presented for bankruptcy or a bankruptcy order is made pursuant to Part IX of that Act; or

(c) an insolvency practitioner is appointed pursuant to s.273 of that Act; or

6.1.6 the Tenant shall make a composition with creditors; or

any distress or execution is levied on any of the Tenant's goods or property; or

6.1.8 any of the events or circumstances set out above in this Clause 6.1 shall occur in relation to any person who shall at the time have actual or contingent liability as Guarantor to the Landlord for the observance and performance of the Tenant's covenants in this Lease

(and in every case if the Tenant or Guarantor is more than one person if any of the said matters shall occur in relation to any one such person).

6.2 If the Landlord re-enters pursuant to clause 6.1, thereupon this demise shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any antecedent breach (including if applicable that in relation to which the Lease is forfeited) of the Tenant's covenants or the conditions contained in this Lease.

7. DAMAGE BY INSURED RISK

7.1 If the Premises are damaged by an Insured Risk so that the Premises or any part of it is inaccessible or unfit for occupation or use, but not if payment of the insurance money is refused wholly or in part as a result of the act or default of the Tenant or anyone under the Tenant's control,:

7.1.1 the Principal Rent or a Fair Proportion of it according to the nature and the extent of the damage sustained (the amount of such proportion in case of dispute to be determined by the Surveyor acting as an expert and not as an arbitrator) shall be suspended and cease to be payable until the damage shall have been made good so that the Premises are again accessible and fit for occupation or use or until the expiration of three years from the date on which the destruction or damage occurred whichever is the shorter;

7.1.2 subject to clauses 7.2 and 7.3, the Landlord will as soon as reasonably practicable take such necessary and proper steps to

obtain any planning permissions or other permits and consents that may be required under the Planning Acts or other Enactment to enable the Landlord to rebuild and reinstate the damaged parts of the Premises and will as soon as these have been obtained spend and lay out all monies received in respect of such insurance (except sums in respect of loss of rent) in rebuilding or reinstating the parts so damaged and meeting the related professional fees.

7.2 The Landlord shall not be liable to rebuild or reinstate the Premises pursuant to Clause 7.1.2 if:

7.2.1 the Landlord is unable (having used all reasonable endeavours) to obtain all planning permissions, permits and consents necessary to execute such rebuilding and reinstating; or

7.2.2 if this Lease shall be frustrated; or

7.2.3 if the rebuilding or reinstating is prevented for any other reason beyond the control of the Landlord.

7.3 In any of the circumstances set out in clause 7.2 or if the Premises shall not have been re-instated rebuilt or repaired so as again to render the Premises accessible and fit for occupation and use within three years from the date of the damage then:

7.3.1 all the insurance monies shall belong to the Landlord absolutely and the Landlord shall accordingly be entitled to retain them; and

7.3.2 the Landlord may or (if the insurance money has not been refused wholly or in part as a result of the act or default of the Tenant or anyone under the Tenant's control) the Tenant may terminate this Lease by giving to the other immediate notice in writing to that effect and on receipt of such notice this demise shall determine (unless this Lease shall before such notice is given have been frustrated or otherwise determined) (but without prejudice to any claim by the Landlord in respect of any antecedent breach of

covenant) and any dispute under this clause shall be determined by the Surveyor acting as an arbitrator provided that:

(a) no such notice shall be given after the Premises shall again be accessible and fit for occupation and use; and

(b) any such notice shall not have effect if prior to the date of determination specified in it the Premises shall again be accessible and fit for occupation.

The obligations for reinstatement or rebuilding in this Clause 7shall be satisfied by reinstatement or rebuilding with any modifications that the Landlord may reasonably require provided that the resulting accommodation is not materially less convenient or materially less spacious than that which existed before the destruction or damage. The Landlord shall be entitled to retain for its own account the whole of any commission discount retainer or other fee to which it may be entitled included in the gross amount of any insurance premium or other sums payable for insurance.

8. **MISCELLANEOUS**

8.1 **Further Rents**

The Insurance Contribution, any VAT, any Interest on any of them and any other sums payable by the Tenant to the Landlord under the terms of this Lease shall be payable by way of further rent.

8.2 **Limitation on Landlord's Liability**

The Landlord shall not be liable for any loss damage or inconvenience suffered by the Tenant or any employees agents licensees or visitors of the Tenant (either personally or to property including the Premises) caused by any defect in under or on the Premises any interruption of the supply of any amenities or services to which the Tenant may be entitled under this Lease.

8.3 **No Waiver**

The Tenant's covenants shall remain in full force both at law and equity notwithstanding that the Landlord shall have waived or released temporarily or permanently revocably or irrevocably or otherwise a similar covenant or similar covenants affecting any Adjoining Property.

8.4 **No Planning**

The Tenant and the Guarantor acknowledge that no warranty is given or implied in the granting of this Lease by or on behalf of the Landlord that the Permitted Use or any other the use to which the Tenant proposes to put the Premises nor any alterations or additions which the Tenant may now or subsequently decide to carry out will not require planning permission under the Planning Acts.

8.5 **No Compensation**

Except where any statutory provision prohibits the Tenant's right to compensation being reduced or excluded by agreement the Tenant shall not be entitled to claim from the Landlord on quitting the whole or any part of Premises any compensation under the 1954 Act.

8.6 **No Implied Rights**

The Tenant shall not have any rights easements or the like (whether or not enjoyed at the date hereof) over any Adjoining Property other than the Granted Rights and the provisions of section 62 of the Law of Property Act 1925 shall not apply to this Lease.

8.7 **No Representations**

The Tenant and the Guarantor each acknowledge that this Lease has not been entered into by them in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except for replies in writing given prior hereto by the Landlord's solicitors to enquiries raised in writing with them by the Tenant's solicitors.

LANDLORD AND TENANT ACT 1954

The provisions for compensation contained in Section 37 of the Landlord and Tenant Act 1954 are excluded so far as that Act permits.

10. **NEW TENANCY**

This Lease creates a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

11. **CONSENT TO MORTGAGE**

The Landlord hereby consents to the mortgage in favour of the SCOTTISH COURAGE LIMITED dated [19th April 2004

12. **CERTIFICATE**

It is hereby certified that there is no Agreement for Lease to which this Lease gives effect.

SCHEDULE 1

PART 1

(The Premises)

The land and buildings known as Camden Palace Nightclub 1 Camden High Street London NW1 being the whole of the land comprised in freehold title number 244741

PART 2

(The Incumbrances)

1. The matters referred to on the Charges Register of title number 244741 as at 14th November 2003.

2. Licence to sell flowers dated 26 November 2001 made between Luminar Leisure Limited (1) and William Leonard Moore (2).

SCHEDULE 2

(The Rights Granted)

[L]ease grants, subject to:

temporary interruption for repair alterations replacement or other works;

(2) the other applicable provisions of this Lease;

the following rights:

1. The right (so far as the Landlord can grant it) to the passage and running through the Service Conduits which now serve the Premises of normal and reasonable quantities of such of the following services as may now pass or run to or from the Premises through such Service Conduits namely water soil gas electricity telephone telex and other electrical impulses air smoke and fumes and other things of a like nature.

2. The right (so far as the Landlord can grant it) to such support and shelter from Adjoining Property as may now be enjoyed by the Premises.

3. The right to enter the airspace above and surrounding the Premises for the purposes of exercising all rights granted to the Tenant by this Lease and of performing all obligations imposed on the Tenant by this Lease.

SCHEDULE 3

(The Reserved Rights)

1. The free and uninterrupted passage and running of water soil gas telecommunications and other services or supply electricity through the Service Conduits which may now or in the future during the Perpetuity Period be in on under or running through the Premises and which may serve or be capable of serving any Adjoining Property.

2. The right at all times to carry out any works or repairs to or to build alter or rebuild any Adjoining Property in any manner and for any purpose

notwithstanding any interference with the access of light or air to the Premises or any temporary interference or inconvenience with the Granted Rights.

The right at all reasonable times upon giving to the Tenant not less than two working days notice (except in case of emergency) for the Landlord and persons authorised by it with or without tools materials and equipment to enter on the Premises to carry out any works to Adjoining Property or Service Conduits which serve Adjoining Property the person exercising such right making good all damage to the Premises thereby caused.

4. The right at all reasonable times to enter upon the Premises for viewing, inspection, valuation and for the preparation of schedules of disrepair.

5. The rights of light air support shelter and protection now or at any time during the Perpetuity Period enjoyed by any Adjoining Property over the Premises.

6. The right to erect and retain scaffolding on or about the Premises for the purpose of works to or cleaning or decoration of any Adjoining Property notwithstanding that such scaffolding may temporarily restrict the access to or enjoyment or use of the Premises.

SCHEDULE 4

(Guarantor Covenant)

1. The Guarantor hereby covenants with the Landlord as principal debtor for the whole of the Term or until the Tenant is released from its covenants pursuant to the Landlord and Tenant (Covenants) Act 1995:

1.1 That the Tenant shall duly perform and observe all the covenants on the part of the Tenant contained in this Lease including the payment of the rents and all other sums due hereunder in the manner and at the times herein specified

1.2 To indemnify the Landlord against all claims demands losses damages liability proper costs fees and expenses whatsoever sustained by the Landlord by reason of or arising in any way directly or indirectly out of any act or default

by the Tenant in the performance and observance of any of its obligations or the payment of any rents and other sums under this Lease

1.3 That the Guarantor is jointly and severally liable with the Tenant (whether before or after any of the events referred to in paragraph 3.1.1, 3.1.2 and 3.1.3 of this Schedule) for the fulfilment of all the obligations of the Tenant under this Lease and agrees that the Landlord in the enforcement of its rights hereunder may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Lease

1.4 That the Guarantor shall not claim in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy or supervisor of the Tenant and shall hold as Trustee for the Landlord in a separate designated Trust account for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding

1.5 The Guarantor hereby waives any rights to require the Landlord to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor

1.6 The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord under this Lease have been performed or discharged.

2. None of the following or any combination thereof shall release determine discharge or in any way lessen or affect the liability of the Guarantor as principal debtor under this Lease or otherwise prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:

2.1 any neglect delay or forbearance of the Landlord in endeavouring to obtain payment of the rents or the amounts required to be paid by the Tenant or in

enforcing the performance or observance of any of the obligations of the Tenant under this Lease

any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises

2.3 any extension of time given by the Landlord to the Tenant

2.4 any variation of the terms of this Lease (including any reviews of the Principal Rent payable under this Lease) or the transfer of the Landlord's reversion or the assignment (save for a lawful assignment) of this Lease or the surrender of part of the Premises

2.5 any change in the constitution structure or powers of either the Tenant the Guarantor or the Landlord or the liquidation administration receivership or bankruptcy (as the case may be) of either the Tenant or the Guarantor

2.6 any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant

2.7 any other act omission matter or thing whatsoever whereby but for this provision the Guarantor would be exonerated either wholly or in part (other than a release by deed given by the Landlord).

3. The Guarantor hereby further covenants with the Landlord that:

3.1 If:

3.1.1 there shall be a disclaimer or surrender of this Lease whether by a liquidator trustee in bankruptcy the Crown or otherwise howsoever or

3.1.2 if this Lease shall be forfeited or

3.1.3 if the Tenant being a sole or the last surviving Tenant shall in the case of an individual die or in the case of a company be dissolved or if otherwise the Tenant shall cease to exist

then in any such case the Guarantor shall if the Landlord by notice in writing given to the Guarantor within six months after such disclaimer or other event or occurrence referred to in sub-paragraph 3.1.1 or 3.1.2 or 3.1.3 so requires accept from and execute and deliver to the Landlord a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term such new lease to be at the reasonable and proper cost of the Guarantor and to be at the same rents and subject to the same covenants conditions and provisions as are contained in this Lease (but as if this Lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor)

3.2 If the Landlord shall not require the Guarantor to take a new lease the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the reserved rents and all other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event for a period of twelve months from such disclaimer or other event or until the Landlord shall have granted a lease of the Premises to a third party whichever is earlier.

4. This guarantee shall enure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment.

5. Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others.

6. The obligations of the Guarantor set out in this Schedule are as primary obligor and not merely as guarantor.

The Guarantor also guarantees to the Landlord that the Tenant will observe and perform its obligations under any authorised guarantee agreement to be entered into by the Tenant under the terms of this Lease and will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord if the Tenant fails to do so.

7.2 For the purposes of this clause references to the "**Tenant**" are to the Tenant in relation to whom the Guarantor's guarantee is given but not to a lawful assignee of that Tenant.

<u>**EXECUTED AS A DEED AND**</u>)
<u>**DELIVERED**</u> by the Landlord)
by the signatures of:)
)

~~Director~~

~~Director/Secretary~~

ADL ONE LIMITED
Corporate Director
....
Authorised Signatory

ADL TWO LIMITED
Corporate Director
....
Authorised Signatory